EXHIBIT (j)

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 139  to Registration Statement No. 033-00572 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended July 31, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

Boston, Massachusetts

November 28, 2012

Appendix A

Report Date

Fund

September 17, 2012

Eaton Vance Arizona Municipal Income Fund

September 17, 2012

Eaton Vance Connecticut Municipal Income Fund

September 17, 2012

Eaton Vance Minnesota Municipal Income Fund

September 17, 2012

Eaton Vance New Jersey Municipal Income Fund

September 17, 2012

Eaton Vance Pennsylvania Municipal Income Fund

September 18, 2012

Eaton Vance Municipal Opportunities Fund